UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2008

AMEREX GROUP, INC.
(Exact name of registrant as specified in its charter)

Oklahoma	000-13118	20-4898182
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1105 N. Peoria Avenue, Tulsa, Oklahoma 74106
 (Address of principal executive offices) (Zip Code)

Copies to:
Gregory Sichenzia, Esq.
Andrew Smith, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2008, Phillip M. Getter resigned his position as a director of Amerex Group, Inc. (the “Company”), citing constraints upon his availability to continue to serve on the board of the Company, in view of his commitments as the chairman of the board of directors of another publicly traded company.  Mr. Getter was one of the Company’s independent directors and served as the Chairman of the Company's Audit Committee.

On June 22, 2008, Alexander Ruckdaeschel resigned his position as a director of the Company.  Mr. Ruckdaeschel also was an independent director and served on the Company’s audit committee.  Mr. Ruckdaeschel indicated to Company that his resignation was due to his new involvement in a fund, and the fund’s mandate that its executives refrain from serving as directors of public companies.

Item 8.01  Other Events.

On August 14, 2007, the Company entered into a loan with Professional Offshore Opportunity Fund, Ltd (“POOF”), for $750,000, as disclosed in the Company’s Current Report on Form 8-K filed on August 16, 2007.  The financing matured on February 10, 2008, and the Company had been paying monthly to extend the maturity date. In connection with the financing, the Company issued 500,000 shares of its common stock to POOF.  The Company had agreed to register the shares for sale or to repurchase them at specified amounts and times, neither of which has been done to date.  If the shares are not registered by the maturity date of the loan the maximum repurchase price is $700,000 for a repurchase on or after January 15, 2008.  As of May 30, 2008, the loan remained outstanding, the shares had not been repurchased and the term of the Note had been extended on a month-to-month basis.

On May 30, 2008, POOF notified the Company that the financing was in default, accelerated the indebtedness and demanded repayment in full.

On June 20, 2008, the Company received notice from POOF, that, by reason of the event of default under its financing, and the failure of the common stock to have been registered, it demanded repurchase of the common stock issued in connection with the financing, for the maximum repurchase price of $700,000.

This report under Item 8.01 is not deemed an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

Item 9.01  Exhibits.

Exhibit No.                                                      Description

10.16	Secured Loan Agreement with Professional Offshore Opportunity Fund, Ltd., incorporated by reference to exhibit 10.16 of Form 8-K filed August 16, 2007
10.17	Letter Agreement with Professional Offshore Opportunity Fund, Ltd. ., incorporated by reference to exhibit 10.17 of Form 8-K filed August 16, 2007
99.1	Notice from Professional Offshore Opportunity Fund, Ltd., dated May 30, 2008, file herewith
99.2	Notice from Professional Offshore Opportunity Fund, Ltd., dated June 20, 2008, file herewith

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEREX GROUP, INC.

Dated: June 23, 2008	By:	/s/ Nicholas J. Malino
Name: Nicholas J. Malino
Title: Chief Executive Officer